Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

ENCORE MEDICAL FINANCE LLC

*    *    *    *

In accordance with the provisions of and subject to the requirements of the State of Delaware (particularly, Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified, and referred to as the “Delaware Limited Liability Company Act”), the following provision of the Certificate of Formation of Encore Medical Finance LLC, originally incorporated on September 28, 2006, is hereby amended as follows:

FIRST:  The First clause of the Certificate of Formation of the Encore Medical Finance LLC is hereby amended and replaced in its entirety with the following:

“FIRST:  The name of the limited liability company is ReAble Therapeutics Finance LLC (the “Company”).”

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Formation is made the 1st day of March, 2007.

/s/ Harry L. Zimmerman
Name:	Harry L. Zimmerman
Title:	Manager

CERTIFICATE OF FORMATION

OF

ENCORE MEDICAL FINANCE LLC

THE UNDERSIGNED, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly, Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST.  The name of the limited liability company is Encore Medical Finance LLC (the “Company”).

SECOND.  The address of the registered office and the name and the address of the registered agent of the limited company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust, Corporation Trust Center, 1209 Orange Street, Wilmington, County of Newcastle, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Encore Medical Finance LLC this 27th day of September, 2006.

/s/ Harry L. Zimmerman
Harry L. Zimmerman
Authorized Person